Exhibit 24.1

POWER OF ATTORNEY

Each individual whose signature appears below constitutes and appoints Lawrence P. English as his attorney-in-fact, for him in any and all capacities, to sign any amendments to the Registration Statement on Form S-8 registering shares of Common Stock under QuadraMed Corporation’s 2004 Stock Compensation Plan, the Registration Statement on Form S-8 registering shares of Common Stock under QuadraMed Corporation’s 2002 Employee Stock Purchase Plan, the Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 (Registration No. 333-114189), and the Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 (Registration No. 333-87426) (collectively, the “Registration Statements”), and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting to said attorney-in-fact, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming the said attorney-in-fact or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, the Registration Statements have been signed by the following persons in the capacities and on the dates indicated.

/s/ Lawrence P. English Lawrence P. English	Chairman, Chief Executive Officer (Principal Executive Officer)	August 26, 2004

/s/ John C. Wright John C. Wright	Executive Vice President, Chief Financial Officer (Principal Financial and Accounting Officer)	August 26, 2004

/s/ F. Scott Gross F. Scott Gross	Director	August 26, 2004

/s/ William K. Jurika William K. Jurika	Director	August 26, 2004

/s/ Robert L. Pevenstein Robert L. Pevenstein	Director	August 26, 2004

/s/ Michael J. King Michael J. King	Director	August 26, 2004

/s/ Cornelius T. Ryan Cornelius T. Ryan	Director	August 26, 2004

/s/ Joseph L. Feshbach Joseph L. Feshbach	Director	August 26, 2004

/s/ Robert W. Miller Robert W. Miller	Director	August 26, 2004